UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Upon recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Bionano Genomics, Inc. (the “Company”), on December 21, 2021, the Board appointed Vincent J. Wong as a Class I director, effective as of such date, to serve in such capacity until the Company’s 2022 annual meeting of stockholders.

Mr. Wong will receive compensation for his service as a director in accordance with the Company’s Non-Employee Director Compensation Policy, as amended (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $40,000 for service on the Board, payable in equal quarterly installments and pro-rated based on days served in the applicable fiscal year. In addition, as provided for in the Compensation Policy, on December 21, 2021, Mr. Wong was granted a stock option to purchase 122,054 shares of the Company’s common stock (the “Initial Grant”), pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”). The shares subject to the Initial Grant will vest in equal monthly installments over a three-year period such that the option will be fully vested on the third anniversary of the date of the grant, subject to Mr. Wong’s Continuous Service (as defined in the Plan) through each such vesting date and will vest in full upon a Change in Control (as defined in the Plan).

The Company has entered into its standard form of indemnification agreement for its directors and executive officers with Mr. Wong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2021	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)